I n v e s t o r P r e s e n t a t i o n P R O P R I E T A R Y & CO N F I D E N T I A L Q 4 | 2 0 2 4

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Risk Retention Rules; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the Palisades Acquisition; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of December 31, 2024, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. Disclaimer 2

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, differently than our peers making comparative analysis difficult. Non-GAAP Financial Measures 3

Chimera is a Credit-Focused Hybrid Mortgage REIT

We strive to provide attractive risk-adjusted returns and long-term value for our shareholders using securitization, asset selection, and leverage.

- We are a Real Estate Investment Trust (REIT) founded in 2007.
- As a result of the Palisades Acquisition, we began providing third-party investment management and advisory services.
- Our hybrid approach allows us to maintain flexibility in portfolio allocation and liability management.
- Our equity capital is approximately $2.5 billion, including approximately $1.6 billion common stock and $930 million preferred stock.
- We have declared dividends of $6.4 billion to common and preferred stockholders since inception.
- Our portfolio contains residential mortgage loans and mortgage-backed securities.
- Our residential mortgage loan portfolio is comprised of Reperforming Loans (RPLs), Non-QM Loans, Investor Loans, Residential Transition Loans (RTLs), and Prime Jumbo Loans, which represents a significant part of our business.
- We use leverage to enhance our returns and to finance the acquisition of mortgage assets through several funding sources including repurchase agreements (repo), warehouse lines, unsecured debt, and, most importantly, asset securitization.
- Our total leverage ratio is 4.0x and recourse leverage ratio is 1.2x.

CHIMERA | Information unaudited, estimated, and subject to change. 4

Q4'24 Overview

- **Our book value per share for Q4'24 was $19.72, compared to $22.35 in Q3'24.**
- **Generated $0.37 per share of Earnings Available for Distribution (EAD).[1]**
  - ✓ Declared a dividend of $0.37 per common share in the fourth quarter of 2024.
- **Completed acquisition of Palisades Group, an alternative asset manager that manages and invests, on behalf of third parties, in residential real estate assets across a broad spectrum of credit products.**
- **Remained very active with our portfolio during the quarter.**
  - ✓ Sold approximately $537 million current face of Agency CMOs during the quarter.
    - Proceeds were used to fund the acquisition of Palisades Group and for asset purchases.
  - ✓ Settled $129 million unpaid principal balance (UPB) of RTLs, committed to purchasing $130 million UPB expected to settle in early 2025.
  - ✓ Committed to the purchase of a Non-QM DSCR loan pool of $308[2] million unpaid principal balance, which settled into a securitization in January 2025 (CIM 2025-I1).
- **Interest rate hedges provide flexibility for the management of our NIM.**
  - ✓ $1.5 billion of interest rate swaps, at a weighted average pay-fixed rate of 3.56%, protect approximately 69% of our floating rate liabilities.
    - The weighted average maturity on the Company's interest rate swaps is less than one year.
  - ✓ Executed on 2-year Treasury Note Futures to hedge execution risk of the CIM 2025-I1 securitization.
  - ✓ Post quarter-end, exercised $500 million of interest rate swaptions at a pay-fixed rate of 3.45%, executed on $50 million of Eris SOFR swap futures at a pay-fixed rate of 4.00%, and entered into a $1 billion 2- year interest rate cap with a 3.95% strike.

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations. (2) Post paydowns and kickouts, settled on and securitized $288 million of loans.

CHIMERA | Information unaudited, estimated, and subject to change. 5

2024 Year in Review

Against a volatile market backdrop, we managed our portfolio through increased liquidity and diversified sources of income.

- **Economic return of 4.4% for the year.[1]**
  - ✓ Declared $1.42 dividends per share in 2024.
- **Completed acquisition of Palisades Group.**
- **Purchased approximately $102 million current face in subordinated tranches of third-party mortgage securitizations.**
- **Purchased approximately $1 billion current face in floating rate Agency CMOs, providing an attractive return and serving as a source of liquidity.[2]**
- **Committed to purchasing $1.1 billion unpaid principal balance of residential mortgage loans in 2024.**
  - ✓ Approximately 44% were seasoned reperforming loans (RPLs), 29% were Non-QMs, and the remainder were RTLs.
  - ✓ $130 million UPB of RTLs expected to settle and $308[3] million UPB of Non-QMs settled in the first quarter of 2025.
  - ✓ Apart from the RTLs, all loans were financed or expected to be financed through non-recourse term securitization transactions.
- **Sponsored CIM 2024-R1, a $468 million securitization of seasoned reperforming residential mortgages.**
- **Secured recourse financing increased by net $392 million year-over-year.**
  - ✓ Secured financing facilities backed by residential credit assets increased by $35 million.
  - ✓ Secured financing backed by Agency CMOs increased by $403 million.
- **Issued two unsecured senior notes totaling $140[4] million at a weighted average coupon of 9.13% – both of which are callable in 2026.**
- **Over the year, we converted $1.5 billion of interest rate swaptions to swaps with a weighted average pay-fixed rate of 3.56%.**

(1) Our economic return on book value is calculated as the overall change in book value for the period plus dividends.
(2) $537 million sold in Q4'24 – proceeds were used for the acquisition of Palisades Group and asset purchases.
(3) Post paydowns and kickouts, settled on and securitized $288 million of loans.
(4) After deducting the debt issuance costs, the Company received approximately $134 million.

CHIMERA | Information unaudited, estimated, and subject to change. 6

Total Portfolio | GAAP Balance Sheet

Our capital is mainly allocated to residential mortgage loans, financed with securitized debt (non-recourse) and repo (secured recourse) financing.

Q4'24 GAAP Balance Sheet ($ Millions)(1)



Total Assets ($ Millions): $13,116(2)
Total Liabilities ($ Millions): $10,590(3)
Residential Mortgage Loans: $11,197 (85%)
Non-Agency RMBS: $1,064 (8%)
Securitized Debt (Non-Recourse Financing): $7,056 (54%)
Repo (Secured Recourse Financing): $2,824 (22%)
Equity(4): $2,526 (19%)
Assets
Liabilities
Other Assets
Cash
Agency RMBS
Agency CMBS
Non Agency RMBS
Loans
Equity
Other Liabilities
Unsecured Debt
Repo
Securitized Debt

(1) At Fair Value.
(2) Assets includes $84 million of Cash, $519 million of Agency MBS (RMBS and CMBS), and $252 million of Other Assets
(3) Liabilities include $575 million of Other Liabilities and $135 million of Unsecured Debt.
(4) Equity includes $930 million of Preferred Equity.

CHIMERA | Information unaudited, estimated, and subject to change. 7

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . 13,103 Preferred Equity: $930 (7%) Securitized Debt (Non-Recourse Financing): $7,056 (54%) Common Equity: $1,596 (12%) Senior Unsecured Debt (Long term Debt): $140 (1%)(2) Capital Structure Overview We use several funding sources to finance our investments including repurchase agreements (repo), warehouse lines, unsecured debt and, most importantly, asset securitization. Series Notional Coupon Floating Info A $145 8.00% Fixed B $325 10.38%(4) SOFR + Tenor Adj + 579 C $260 7.75% Float as of Sept’25 D $200 9.97%(5) SOFR + Tenor Adj +538 Total $930 9.19% Floating Rate Repo (Secured Recourse Financing) $2,161(3) Floating Rate Preferred Equity $525 Total Floating Rate Sensitivity $2,686 Interest Rate Hedges $1,500 Hedge Percentage 56% Net Floating Rate Exposure $1,186 Preferred Details ($ Millions) Floating Rate Sensitivity ($ Millions) Repo (Secured Recourse Financing): $2,824 (22%) Q4’24 Expected Repo Maturities ($ Millions) Total Liabilities & Stockholders’ Equity ($ Millions): $13,116(1) 8 $1,294 $174 $9 $112 $400 $515 $319 $0 $400 $800 $1,200 $1,600 0-3 Months 3-6 Months 6-12 Months 12 Months+ MtM Limited MtM Non MtM (1) At Fair Value. (2) After deducting the debt issuance cost of $2.7 million, the Company received approximately $62 million with the May 2024 Unsecured Debt Offering. After deducting the debt issuance cost of $2.9 million, the Company received approximately $72 million with the August 2024 Unsecured Debt Offering. (3) Excludes $240 million of capped floating rate financing. (4) Series B coupon is equal to three-month CME Term SOFR (plus a LIBOR to SOFR Tenor spread adjustment of 0.26%) plus a spread of 5.79%. (5) Series D coupon is equal to three- month CME Term SOFR (plus a LIBOR to SOFR Tenor spread adjustment of 0.26%) plus a spread of 5.38%.

Secured Recourse Financing & Interest Rate Hedging

Q4'24

- $2.8 billion in repo (secured recourse financing) liabilities
- $1.5 billion of Mark-to-Market (MtM) financing
- 1.2x recourse leverage
- 48% of repos are Non-MtM and Limited MtM
- $1.5 billion of interest rate swaps hedge 69% of our floating rate liabilities[1]
  - Weighted average pay-fixed rate of 3.56%
  - Weighted average maturity is less than one year
- Post fourth quarter of 2024, exercised $500 million of interest rate swaptions at a pay-fixed rate of 3.45%, executed on $50 million of Eris SOFR swap futures at a pay-fixed rate of 4.00%, and entered into a $1 billion 2- year interest rate cap with a 3.95% strike.

Q4'24 Secured Recourse Financing & Interest Rate Hedges ($ in Millions)



Total: $2,824
Total: $2,000
$423
$240
$411
$273
$1,477
Non-MtM & Limited MtM: $1,347 (48%)
Floating Rate(1): $2,161 (77%)
$500
$1,500
Interest Rate Swaptions
Interest Rate Swaps
Recourse Financing
Hedges
Floating MtM
Floating Non MtM
Fixed Non MtM
Floating Limited MtM
Capped Floating Limited MtM
Swaps

Q3'24

- $3.2 billion in repo (secured recourse financing) liabilities
- $1.8 billion of Mark-to-Market (MtM) financing
- 1.2x recourse leverage
- 43% of repos are Non-MtM and Limited MtM
- $1.5 billion of interest rate swaps hedge 59% of our floating rate liabilities[2]
  - Weighted average pay-fixed rate of 3.56%
  - Weighted average maturity is less than one year
- $500 million of interest rate swaptions (expire Jan. 2025)
  - Weighted average pay-fixed rate of 3.45%

Q3'24 Secured Recourse Financing & Interest Rate Hedges ($ in Millions)



Total: $3,229
Total: $2,000
$445
$241
$418
$278
$1,847
Non-MtM & Limited MtM: $1,382 (43%)
Floating Rate(2): $2,543 (79%)
$500
$1,500
Interest Rate Swaptions
Interest Rate Swaps
Recourse Financing
Hedges
Floating MtM
Floating Non MtM
Fixed Non MtM
Floating Limited MtM
Capped Floating Limited MtM
Swaps

(1) Excludes $240 million of capped floating rate financing.
(2) Excludes $241 million of capped floating rate financing.

CHIMERA | Information unaudited, estimated, and subject to change.
9

Residential Mortgage Overview

Our Residential Mortgage Loan Process

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored agencies.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize mortgage loans by selling senior securities (long-term non-recourse financing) and retaining subordinate and interest-only securities.
- We finance retained securities via repurchase agreements (secured recourse financing) to enhance our return on investment.

Q4'24 Key Loan Statistics

Total Current Unpaid Principal Balance (UPB)	$11.2 Billion[1]
Total Number of Loans	103,571
Weighted Average Loan Size	$108K
Weighted Average Coupon	5.98%
Weighted Average FICO	667
Weighted Average Loan Age (WALA)	190 Months
Weighted Average Original Loan-to-Value (LTV)	78%
Amortized Loan-to-Value (LTV)	64%
HPI Updated Loan-to-Value (LTV)[2]	43%
60+ Days Delinquent	9.3%

Source: Bloomberg and IntexCalc. (1) Includes $626MM of Residential Mortgage Loans held in financing trusts and $580MM of Non-QM and Prime Jumbo securitizations. (2) HPI LTV data as of October 2024.

Our loan portfolio is very seasoned, with 77% of loans originated 2008 and prior.

Loan Origination Year ($ Billions)


$2.5
$8.7
UPB Originated Prior to 2008
UPB Originated After 2008

Weighted Average Loan Age (Months)


162
173
184
180
184
190
2019
2020
2021
2022
2023
2024

CHIMERA | Information unaudited, estimated, and subject to change.
10

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Our loan portfolio has benefitted from historical levels of home equity due to home price appreciation. S&P Case Shiller National HPI(1) HPI Updated LTV(1) (%) 100 150 200 250 300 350 2000 2004 2008 2012 2016 2020 2024 66 62 52 49 45 43 2019 2020 2021 2022 2023 2024 Delinquencies on our loan portfolio have been low – currently at lowest level since 2019. Our loan portfolio has a weighted average coupon of 5.98%. 60+ Day Delinquency (%) Weighted Average Coupon (%) 9.9 12.9 11.9 10.7 9.5 9.3 2019 2020 2021 2022 2023 2024 6.54 6.30 6.10 5.85 5.96 5.98 2019 2020 2021 2022 2023 2024 Residential Mortgage Loans Overview 11 Source: Bloomberg and IntexCalc. (1) HPI LTV data as of October 2024.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . ▪ We currently have RMBS & Loan issuance with an unpaid principal balance of approximately $13 billion outstanding. ▪ Re-securitization is an additional source for future capital re-deployment. Securitization History ($ Millions) 0 2,000 4,000 6,000 8,000 10,000 2008 2011 2015 2018 2021 2024 Senior Subordinated Securitization Activity We have completed 105 deals and securitized $53 billion of residential mortgage assets, including Legacy Non-Agency RMBS, Seasoned Reperforming Loans, Agency Eligible Investor Loans, Non-QM DSCR loans, and Prime Jumbo loans, since inception. Vintage Type # of Deals Issued Total Orig. Balance Senior Bond Orig. Balance Subordinated Bond Orig. Balance # of Deals Outstanding 2008 Loan 2 771 671 100 2 2009 RMBS 3 3,535 1,965 1,570 2 2010 RMBS 14 5,638 2,156 3,482 6 2011 RMBS 2 359 177 182 2 2012 Loan 3 1,497 1,378 119 - 2014 Loan & RMBS 2 816 522 294 - 2015 Loan 4 2,048 1,385 663 - 2016 Loan 6 5,862 4,149 1,713 1 2017 Loan 9 7,364 5,218 2,147 - 2018 Loan 9 3,022 2,210 812 3 2019 Loan 12 5,007 3,850 1,157 11 2020 Loan 11 4,164 3,254 909 9 2021 Loan 14 8,202 6,522 1,680 14 2022 Loan 5 1,571 1,156 415 5 2023 Loan 8 2,553 1,991 562 8 2024 Loan 1 468 352 116 1 105 $52,878 $36,957 $15,921 64 12

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Q4’24 Key Loan Statistics Total Original Unpaid Principal Balance (UPB) $16.6 Billion Total Current Unpaid Principal Balance (UPB) $10 Billion Total Number of Loans 100,822 Weighted Average Loan Size $99K Weighted Average Coupon 5.96% Weighted Average FICO 656 Weighted Average Loan Age (WALA) 209 Months Amortized Loan-to-Value (LTV) 63% HPI Updated Loan-to-Value (LTV)(1) 40% 60+ Days Delinquent 9.4% 7 8 9 10 11 12 4 8 12 16 0.4 0.5 0.6 0.7 0.8 0.9 5 15 25 35 45 55 60+ Day Delinquency (%) 3 Month Prepayment Rate (CPR %) 3 Month Default Rate (%) 3 Month Loss Severity (%) RPL Securitization Credit Performance Reperforming Loans are a cornerstone of our portfolio. Residential Credit fundamentals and performance have been stable, given home price appreciation and the fully seasoned nature of our loans. 13 Source: Bloomberg and IntexCalc. (1) HPI LTV data as of October 2024.

Q4'24 Summary

Capital	• Completed acquisition of Palisades Group, an alternative asset manager that manages and invests, on behalf of third parties, in residential real estate assets across a broad spectrum of credit products. • We expect to continue to acquire and securitize mortgage loans as well as further implement our call optimization strategy on our securitizations. • The timing of these re-securitizations is impacted by many factors, including credit performance, prepayment speeds, interest rates, and market volatility.
Portfolio Activity	• Sold Agency CMOs in Q4 with $537 million current face. • Committed to purchasing a Non-QM DSCR loan pool, in the amount of of $308[1] million UPB, which settled into a securitization in January 2025 (CIM 2025 I-1). • Settled $129 million UPB of RTLs, with another $130 million UPB expected to settle in early 2025.
Credit Performance	• We believe credit performance on our existing loan portfolio remains strong. • The weighted average HPI LTV of our loan portfolio is 43%.[2] • 190 months of seasoning.
Financing & Liquidity	• Recourse leverage is 1.2x as of Q4'24. • Ended the quarter with $84 million in cash and $526 million in unencumbered assets.
Interest Rate Hedging	• Current hedges are positioned to deal with an uncertain rate environment. • $1.5 billion of interest rate swaps, with a weighted average maturity less than one year, protecting 69% of our floating rate secured recourse financing.[3] • Post quarter-end, exercised $500 million of interest rate swaptions at a pay-fixed rate of 3.45%, executed on $50 million of Eris SOFR swap futures at a pay-fixed rate of 4.00%, and entered into a $1 billion 2- year interest rate cap with a 3.95% strike.

(1) Post paydowns and kickouts, settled on and securitized $288 million of loans.
(2) HPI LTV data as of October 2024. (3) Excludes $240 million of capped floating rate financing.

CHIMERA | Information unaudited, estimated, and subject to change.

14

Q 4 . 2 0 2 4 | I n v e s t o r P r e s e n t a t i o n Appendix

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . $20.25 $21.32 $21.27 $22.35 $19.72 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 2024 Economic Return: 4.4% $0.16 $1.36 $0.41 $1.39 ($2.07) Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 $0.40 $0.37 $0.37 $0.36 $0.37 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 1.00x 0.90x 1.00x 1.23x 1.17x Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 $222 $169 $162 $97 $84 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 $377 $418 $486 $550 $526 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 GAAP Earnings Per Share Earnings Available For Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ Millions) Unencumbered Assets Market Value ($ Millions) Financial Metrics 16 (1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion in the Appendix section of this presentation for GAAP to Non-GAAP reconciliations.

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e . Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles and depreciation expenses, (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments. Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholder’s equity. The excluded amounts do not include any normal, recurring compensation paid to our employees. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Earnings available for distribution, however, is different than REIT taxable income, and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs. Earnings Available for Distribution 17

Earnings Available for Distribution

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended				
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(dollars in thousands, except per share data)				
GAAP Net income (loss) available to common stockholders	$ (168,275)	$ 113,672	$ 33,913	$ 111,016	$ 12,104
Adjustments [1]:					
Net unrealized (gains) losses on financial instruments at fair value	181,197	(104,012)	(11,231)	(76,765)	(6,815)
Net realized (gains) losses on sales of investments	1,468	—	—	3,750	3,752
(Gains) losses on extinguishment of debt	—	—	—	—	2,473
Increase (decrease) in provision for credit losses	4,448	358	3,684	1,347	2,330
Net unrealized (gains) losses on derivatives	(276)	14,457	(11,955)	(5,189)	15,871
Realized (gains) losses on derivatives	(641)	4,864	17,317	—	—
Transaction expenses	4,707	2,317	—	67	425
Stock Compensation expense for retirement eligible awards	(307)	(424)	(419)	1,024	(391)
Amortization of intangibles and depreciation expenses [2]	321	—	—	—	—
Non-cash imputed compensation related to business acquisition	10,296	—	—	—	—
Other investment (gains) losses	(2,490)	(1,366)	(1,001)	(4,686)	986
Earnings available for distribution	$ 30,448	$ 29,866	$ 30,308	$ 30,564	$ 30,735
GAAP net income (loss) per diluted common share	$ (2.07)	$ 1.39	$ 0.41	$ 1.36	$ 0.16
Earnings available for distribution per adjusted diluted common share	$ 0.37	$ 0.36	$ 0.37	$ 0.37	$ 0.40

(1) As a result of the Palisades Acquisition, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to the Palisades Acquisition and are not directly related to generation of our portfolio's investment income.

(2) Non-cash amortization of intangibles and depreciation expenses related to Palisades Acquisition.

CHIMERA | Information unaudited, estimated, and subject to change.

18

Net Asset Breakout

Net Asset Breakout	Q4'24				Q3'24			
	Direct Holdings	Securitization Trusts	Financing Trusts	Total	Direct Holdings	Securitization Trusts	Financing Trusts	Total
Investments:								
Non-Agency RMBS, at fair value	834,826,241	229,342,847	-	1,064,169,087	880,819,478	241,016,668	-	1,121,836,146
Agency MBS, at fair value	519,217,700	-	-	519,217,700	1,018,918,229	-	-	1,018,918,229
Residential Mortgage Loans(1)								
RPL	-	9,580,395,227	(0)	9,580,395,227	-	10,044,194,082	(0)	10,044,194,082
Investor	-	565,924,645	-	565,924,645	-	596,968,023	-	596,968,023
RTL	-	-	212,978,093	212,978,093	-	-	119,690,280	119,690,280
Jumbo Prime	-	-	388,917,846	388,917,846	-	-	404,924,787	404,924,787
Total Investment Assets	1,354,043,940	10,375,662,719	601,895,939	12,331,602,598	1,899,737,707	10,882,178,773	524,615,068	13,306,531,547
Securitized debt, collateralized by:								
Non-Agency RMBS	-	71,247,309	-	71,247,309	-	72,174,357	-	72,174,357
Residential Mortgage Loans				-				-
RPL	-	6,569,803,080	-	6,569,803,080	-	6,874,242,573	-	6,874,242,573
Investor	-	414,692,027	-	414,692,027	-	440,168,602	-	440,168,602
Secured financing agreements, secured by:								
Non-Agency RMBS	540,493,193	112,993,000	-	653,486,193	547,598,193	114,339,000	-	661,937,193
Agency RMBS	431,767,000	-	-	431,767,000	866,831,475	-	-	866,831,475
Residential Mortgage Loans								
RPL	-	1,254,382,252	-	1,254,382,252	-	1,264,720,834	-	1,264,720,834
RTL	-	-	165,279,437	165,279,437	-	-	96,476,035	96,476,035
Jumbo Prime	-	-	319,455,697	319,455,697	-	-	338,782,341	338,782,341
Total Investment Liabilities	972,260,193	8,423,117,667	484,735,134	9,880,112,994	1,414,429,668	8,765,645,366	435,258,376	10,615,333,410
Net Assets	381,783,747	1,952,545,051	117,160,805	2,451,489,604	485,308,039	2,116,533,407	89,356,691	2,691,198,137

(1) Table above excludes approximately $449 million and $118 million of Loans held for investment as of December 31, 2024 and September 30, 2024, which were purchased prior to the reporting dates and settled subsequent to the reporting periods..

CHIMERA | Information unaudited, estimated, and subject to change.

19

Net Interest Spread

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarters Ended								
	December 31, 2024 (dollars in thousands)			September 30, 2024 (dollars in thousands)			December 31, 2023 (dollars in thousands)		
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:									
Interest-earning assets [1]:									
Agency RMBS [3]	$ 682,811	$ 10,505	6.1 %	$ 627,966	$ 10,343	6.6 %	$ 19,136	$ 303	6.3 %
Agency CMBS	41,906	507	4.8 %	44,236	502	4.5 %	105,270	1,138	4.3 %
Non-Agency RMBS	1,000,496	29,508	11.8 %	978,811	30,365	12.4 %	950,366	29,611	12.5 %
Loans held for investment	11,107,918	150,674	5.4 %	11,260,536	152,355	5.4 %	11,882,662	158,501	5.3 %
Total	$ 12,833,131	$ 191,194	6.0 %	$12,911,549	$ 193,565	6.1 %	$12,957,434	$ 189,553	5.9 %
Liabilities and stockholders' equity:									
Interest-bearing liabilities [2]:									
Secured financing agreements collateralized by:									
Agency RMBS [3]	$ 637,645	$ 7,438	5.0 %	$ 537,265	$ 7,563	5.7 %	$ —	$ —	— %
Agency CMBS	29,194	366	5.0 %	31,001	423	5.5 %	75,847	1,071	5.6 %
Non-Agency RMBS	657,762	10,537	6.4 %	649,412	11,088	6.8 %	710,550	13,561	7.6 %
Loans held for investment	1,745,522	27,973	6.4 %	1,699,744	26,643	6.3 %	1,761,188	30,298	6.9 %
Securitized debt	7,670,967	72,209	3.8 %	7,887,609	73,867	3.7 %	8,422,017	76,327	3.6 %
Long term debt [3]	139,750	3,474	9.9 %	99,938	2,470	9.9 %	—	—	— %
Total	$ 10,880,840	$ 121,997	4.5 %	$10,904,969	$ 122,054	4.5 %	$10,969,602	$ 121,257	4.4 %
Economic net interest income/net interest rate spread		$ 69,197	1.5 %		$ 71,511	1.6 %		$ 68,296	1.5 %
Net interest-earning assets/net interest margin	$ 1,952,291		2.2 %	$ 2,006,580		2.2 %	$ 1,987,832		2.1 %
Ratio of interest-earning assets to interest bearing liabilities	1.18			1.18			1.18		

(1) Interest-earning assets at amortized cost.
(2) Interest includes periodic net interest cost on swaps.
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period.

CHIMERA | Information unaudited, estimated, and subject to change.
20

Securitization Process

Chimera (CIM) has created term-funding through securitization.[1] In the example below, CIM buys $100MM Non-Agency mortgage bonds or loans from a dealer for securitization.


Principal &
Interest
Recourse
Financing
Deposit
$75 MM
Senior A Note
Sold to Third Party
$100 MM
Non-Agency Mortgage
Bond/Loans
$100 MM Trust
(Non-Agency RMBS
Collateral)
$25 MM
Subordinate B Note
Retained by CIM
$15 MM
Repo Financing
$10 MM
Equity
Losses &
Interest

- CIM deposits the bond or loans into a trust
- The trust issues bonds backed by the cashflow of the underlying bond or loans

- The Senior A note receives all principal from the collateral and interest on its $75MM bond until the bond is paid off
- The Subordinate B note receives interest on its $25MM bond, absorbs losses and starts to receive principal only after the Senior A note is paid in full
- 3x Non-Recourse Leverage

- 60% of the Subordinate B note is financed through a repurchase agreement
- The remaining 40% of the Subordinate B note is equity.
- 1.5x Recourse Leverage

(1) *This hypothetical diagram below shows the typical structure of our securitization transactions.*

CHIMERA | Information unaudited, estimated, and subject to change.
21

CONSOLIDATED LOAN SECURITIZATIONS

		ORIGINAL FACE ($ Thousands)			REMAINING FACE ($ Thousands)			WEIGHTED AVERAGE COUPON (WAC)		
VINTAGE	DEAL	TOTAL	SOLD	RETAINED	TOTAL	SOLD	RETAINED	Outstanding Bonds Sold	Underlying Collateral	FIRST CALL DATE
2024	CIM 2024-R1	468,148	351,813	116,335	446,882	330,560	116,321	4.75%	5.74%	Clean-up Call
2023	CIM 2023-I2	238,530	202,750	35,780	197,630	161,793	35,780	6.71%	7.14%	Jul-26
2023	CIM 2023-R4	393,997	343,368	50,629	336,546	285,920	50,626	5.03%	5.73%	Apr-28
2023	CIM 2023-NR2	66,661	48,328	18,333	53,109	37,094	16,014	6.00%	5.27%	Currently Callable
2023	CIM 2023-R3	450,834	394,479	56,355	384,167	327,768	56,355	4.50%	5.57%	Apr-25
2023	CIM 2023-I1	236,161	205,578	30,583	193,780	163,197	30,583	6.37%	7.39%	Apr-26
2023	CIM 2023-R2	447,384	364,841	82,543	370,823	288,325	82,498	5.50%	6.28%	Mar-28
2023	CIM 2023-NR1	134,016	97,161	36,855	95,760	58,234	37,526	6.00%	4.97%	Currently Callable
2023	CIM 2023-R1	585,718	512,503	73,215	481,706	409,176	72,513	5.40%	6.29%	Jan-25
2022	CIM 2022-NR1	144,912	105,061	39,851	117,602	79,764	37,838	5.00%	4.41%	Currently Callable
2022	CIM 2022-R3	369,891	327,168	42,723	287,751	245,094	42,657	4.57%	5.51%	Sep-27
2022	CIM 2022-I1	219,442	122,997	96,445	182,338	85,893	96,445	4.35%	4.73%	Currently Callable
2022	CIM 2022-R2	508,202	440,865	67,337	404,070	336,879	67,127	3.82%	4.81%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	246,341	212,165	34,115	3.05%	4.55%	Feb-27
2021	CIM 2021-NR4	167,596	125,747	41,849	104,236	58,524	45,712	2.82%	5.75%	Currently Callable
2021	CIM 2021-R6	353,797	336,284	17,513	200,717	183,198	17,513	1.65%	6.18%	Sep-26
2021	CIM 2021-R5	450,396	382,836	67,560	321,837	255,040	66,798	2.00%	5.64%	Currently Callable
2021	CIM 2021-R4	545,684	463,831	81,853	322,442	240,982	81,460	2.00%	6.68%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	460,047	331,545	128,502	1.95%	6.76%	Apr-25
2021	CIM 2021-NR3	117,373	82,161	35,212	58,530	18,913	39,617	5.57%	6.86%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	718,944	494,542	224,403	2.07%	7.04%	Mar-25
2021	CIM 2021-NR2	240,425	180,318	60,107	126,649	53,475	73,175	5.57%	4.37%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	1,057,055	741,842	314,787	1.94%	7.36%	Feb-25
2021	CIM 2021-NR1	232,682	162,877	69,805	110,168	26,520	83,648	5.57%	7.69%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	352,146	261,984	90,162	2.44%	6.20%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	251,695	168,079	83,616	2.25%	5.37%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	158,728	77,499	81,229	2.50%	5.51%	Clean-up Call
2020	CIM 2020-R3	438,228	328,670	109,558	243,431	135,521	107,909	4.00%	5.55%	Currently Callable
2020	CIM 2020-R2	492,347	416,761	75,586	277,717	204,082	73,895	2.67%	4.33%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	238,454	166,322	72,132	2.90%	5.89%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	733,451	513,144	210,536	3.50%	4.46%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	149,366	86,864	61,981	3.01%	5.81%	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	161,620	99,508	62,112	3.00%	6.33%	Currently Callable
2019	CIM 2019-R3	342,633	291,237	51,396	143,103	93,209	49,894	2.63%	6.71%	Currently Callable
2019	CIM 2019-R2	464,327	358,172	106,155	272,322	168,935	103,387	3.49%	5.44%	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	205,574	133,103	72,471	3.25%	5.04%	Currently Callable
2018	CIM 2018-R3	181,073	146,669	34,404	53,349	21,564	31,606	4.33%	7.29%	Currently Callable
2016	CIM 2016-FRE1	185,811	115,165	70,646	67,502	9,713	57,789	3.96%	4.79%	Currently Callable
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	6,390	4,751	1,616	6.74%	4.87%	Do Not Hold Call Rights
	TOTAL	**$17,905,539**	**$14,756,877**	**$3,148,662**	**$10,593,978**	**$7,570,721**	**$3,012,349**	**3.50%**	**5.94%**	

CHIMERA | Information unaudited, estimated, and subject to change.

22

I n f o r m a t i o n u n a u d i t e d , e s t i m a t e d , a n d s u b j e c t t o c h a n g e .